As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEDEVCO Corp.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(713) 221-1768

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Douglas Schick

Chief Executive Officer

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(713) 221-1768

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2026

PRELIMINARY PROSPECTUS

11,040,909 Shares of Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 11,040,909 shares of common stock, par value $0.001 per share, of PEDEVCO Corp., which we refer to as the “Company”, “we” or “us”, by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to allow the selling stockholders, together with any additional selling stockholders listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with certain of the selling stockholders, as described in more detail in this prospectus under “Prospectus Summary—Merger Agreement; —PIPE Offering; and — Dr. Simon Kukes 2018/2019 Funding Transactions”.

We are not selling any shares of our common stock under this prospectus and any prospectus supplement, and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus and any prospectus supplement. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, including directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock trades on the NYSE American, or NYSE, under the symbol “PED.” On August 24, 2026, the last reported sale price of our common stock on NYSE was $13.56 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 9 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ____________, 2026

i

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources; however, we have not commissioned any of the market or survey data that is presented in this prospectus. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable, provided that we have not commissioned any such information. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to PEDEVCO Corp., is also based on our good faith estimates.

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “PEDEVCO”, and “PEDEVCO Corp.” refer specifically to PEDEVCO Corp. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this prospectus only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

ii

Additionally, certain abbreviations and oil and gas industry terms used throughout this prospectus and in the documents incorporated by reference herein are described and defined in greater detail under “Glossary of Oil and Natural Gas Terms” beginning on page 4 of our Annual Report for the year ended December 31, 2025, which is incorporated by reference herein (see the information under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”), and readers are encouraged to review that information.

On March 10, 2026, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Formation (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to effect a reverse stock split of our common stock at a ratio of 1-for-20, and to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined (the “Reverse Stock Split”).

Pursuant to the Certificate of Amendment, the Reverse Stock Split became effective on March 13, 2026 at 12:01 a.m. Eastern Time (the “Effective Time”) and at the Effective Time, every twenty (20) shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. No fractional shares were issued in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive a fractional share as a result of the Reverse Stock Split instead received cash in lieu of such fractional share, based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the NYSE American.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-20 ratio, and rounded down to the nearest whole share, effective as of the Effective Time, pursuant to the terms of the Company’s equity compensation plans. In addition, the exercise price for each outstanding stock option was increased in inverse proportion to the 1-for-20 split ratio such that, upon exercise, the aggregate exercise price payable by the optionee to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

The effects of the Reverse Stock Split have been retroactively affected throughout this prospectus unless otherwise stated.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 11,040,909 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We do not imply or represent by delivering this prospectus that PEDEVCO Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers, or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution, and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

We are an oil and gas company focused on the acquisition and development of oil and natural gas assets where the latest in modern drilling and completion techniques and technologies have yet to be applied. In particular, we focus on legacy proven properties where there is a long production history, well defined geology and existing infrastructure that can be leveraged when applying modern field management technologies. Our current properties are located in the Denver-Julesberg Basin (“D-J Basin”) in Colorado and Wyoming, the Powder River Basin (“PRB”) in Wyoming, and in the San Andres formation of the Permian Basin situated in West Texas and eastern New Mexico (the “Permian Basin”).

Business Strategy

We believe that horizontal development and exploitation of conventional and unconventional oil and gas assets in the Rockies region, including the D-J Basin and Powder River Basins, and the Permian Basin, represent among the most economic oil and natural gas plays in the U.S. We plan to optimize our existing assets and opportunistically seek additional acreage proximate to our currently held core acreage, as well as target other acquisitions in the Rockies region that fit our acquisition criteria. We believe there is a significant opportunity to build a leading oil and gas company in the Rockies region through both organic growth and acquisitions on terms that are more attractive than what we see in other oil and gas producing basins.

Specifically, we seek to increase stockholder value through the following strategies:

•

Grow production, cash flow and reserves by developing our operated drilling inventory and participating opportunistically in non-operated projects. We believe our extensive inventory of drilling locations in the D-J Basin, Powder River Basin, and Permian Basin, combined with our operating expertise, will enable us to continue to deliver accretive production, cash flow and reserves growth. We believe the location, concentration and scale of our core leasehold positions, coupled with our technical understanding of the reservoirs, will allow us to efficiently develop our core areas and to allocate capital to maximize the value of our resource base.

•

Apply modern drilling and completion techniques and technologies. We own and intend to acquire additional properties that have been historically underdeveloped and underexploited. We believe our attention to detail and application of the latest industry advances in horizontal drilling, completions design, frac intensity and locally optimal frac fluids will allow us to successfully develop our properties.

•

Optimization of development plans, well density and configuration. We own properties that are located in oil and gas producing basins that are geologically well defined, characterized by widespread vertical and horizontal development and geological well control. We utilize the extensive geological, petrophysical and production data of such properties to confirm optimal development plans, well spacing and configuration using modern reservoir evaluation methodologies.

•

Maintain a high degree of operational control and/or form partnerships which allow for a high degree of control over non-operated properties. We believe that by retaining operational control and/or by forming partnerships which require consent and input by all partners in major development projects, we can efficiently manage the timing and amount of our capital expenditures and operating costs, and thus key in on the optimal drilling and completions strategies, which we believe will generate higher recoveries and greater rates of return per well.

•

Leverage extensive deal flow, technical and operational experience to evaluate and execute accretive acquisition opportunities. Our management and technical teams have an extensive track record of forming, buying, building and selling oil and gas businesses. We also have significant expertise in successfully sourcing, evaluating and executing acquisition opportunities. We believe our understanding of the business, financial, geology, geophysics and reservoir properties of potential acquisition targets will allow us to identify and acquire highly prospective acquisitions and leasing opportunities in order to grow our reserve base and maximize stockholder value.

•

Preserve financial flexibility to pursue organic and external growth opportunities. We intend to maintain a disciplined financial profile in order to provide flexibility across various commodity and market cycles.

2

Our strategy is to be the operator and/or a significant working interest owner, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. In areas we deem highly economic and do not have a high enough working interest to serve as operator, we seek to participate in projects if returns match or exceed other projects in our portfolio. Due to the fragmented nature of acreage positions in some of our holdings, our ownership interest does not always allow us to serve as the operator.

Merger Agreement

On October 31, 2025 (the “Closing”), we entered into an Agreement and Plan of Merger (the “Merger Agreement”), between the Company, NP Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak”).

Pursuant to the Merger Agreement, (a) First Merger Sub merged with and into NPOG, with NPOG being the surviving entity and a wholly owned subsidiary of the Company, and (b) Second Merger Sub merged with and into COG, with COG being the surviving entity and a wholly owned subsidiary of the Company (the “Mergers”).

Subject to the terms and conditions of the Merger Agreement, all of the issued and outstanding limited liability company interests of each of NPOG and COG were automatically converted into the right to receive an aggregate of 10,650,000 validly issued, fully paid and nonassessable shares of then newly designated Series A Convertible Preferred Stock of the Company (the “Merger Preferred Shares”), par value $0.001 per share (the “Series A Preferred Stock”), which shares were issued to Century Oil and Gas Holdings, LLC, a Delaware limited liability company (“Century”) and North Peak. The Series A Preferred Stock automatically converted into shares of common stock of the Company, par value $0.001 per share (the “Automatic Conversion”), at a ratio of 0.5-to-1, effective February 27, 2026, following the expiration of the twenty calendar day period commencing on the distribution of an information statement to the Company’s shareholders in accordance with Rule 14c-2 of Regulation 14C promulgated under the Exchange Act (the “Automatic Conversion Date”). On the Automatic Conversion Date, the Merger Preferred Shares converted into an aggregate of 5,325,000 shares of Company common stock.

3

PIPE Offering

Concurrently with the Closing of the Mergers, effective on October 31, 2025, certain investors (the “PIPE Investors”) subscribed for and purchased an aggregate of 6,363,637 shares of Series A Preferred Stock (the “PIPE Preferred Shares”), at a price per share equal to $5.50 per share of Series A Preferred Stock (the “Purchase Price”), pursuant to their entry into Series A Convertible Preferred Stock Subscription Agreements in favor of the Company (the “Subscription Agreements” and the “PIPE Offering”). On the Automatic Conversion Date, the PIPE Preferred Shares converted into 3,181,818 shares of Company common stock (the “PIPE Conversion Shares”).

The PIPE Investors included (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the then Executive Chairman of the Company is trustee and beneficiary ($15,409,977); (b) American Resources, Inc., an entity owned and controlled by J. Douglas Schick, the Chief Executive Officer, President and member of the Board ($250,003); (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company ($25,003); (d) John J. Scelfo Revocable Trust Dated October 8, 2003, a trust of which John J. Scelfo, a then member of the Board, is trustee and beneficiary ($550,000); (e) Jody D. Crook, the Chief Commercial Officer of the Company ($25,003); (f) J PED, LLC, an entity affiliated with Juniper Capital Advisors, L.P. (“Juniper”) ($18,550,004); (g) Reagan T. Dukes, the then Chief Executive Officer of the Acquired Companies, who was appointed Chief Operating Officer of the Company at the Closing of the Mergers ($52,503) and (h) Robert J. Long, the then Chief Financial Officer of the Acquired Companies, who was appointed Chief Financial Officer, Treasurer and Principal Accounting/Financial Officer of the Company at the Closing of the Mergers ($52,503). The PIPE Financing closed concurrently with the Mergers and the $35,000,004 of net proceeds raised by the Company pursuant to the PIPE Financing was used to pay off certain liabilities of the Acquired Companies in connection with the Mergers and certain expenses of the PIPE Financing and Mergers.

The Subscription Agreements also provided that each PIPE Investor would have the same registration rights as were set forth in the Shareholder Agreement, discussed below.

Second Amended and Restated Designation of Series A Convertible Preferred Stock

In preparation for the Closing of the Mergers, the Board of Directors approved the Second Amended and Restated Certificate of Designations establishing the rights, preferences, and limitations of the Company’s Series A Convertible Preferred Stock on October 29, 2025, which was filed with the Texas Secretary of State on October 31, 2025. A total of 17,013,637 shares of Series A Preferred Stock were designated. Except as required by law or the designation, Series A Preferred Stockholders had no voting rights, except the right to elect one director (the “Series A Director”) until the Automatic Conversion Date, with Josh Schmidt serving as such director.

Holders of Series A Preferred Stock were entitled to certain protective provisions, requiring approval by a majority in interest of outstanding shares for actions such as amending governing documents, changing board composition, issuing new securities, major acquisitions or disposals, indebtedness above $500,000, executive appointments, and other material corporate actions. The holders of Series A Preferred Stock were provided no dividend rights, and in the event of liquidation, dissolution, or winding-up, Series A holders were to receive distributions pari passu with common shareholders, as if their shares were converted to common stock. All of the 17,013,637 then outstanding shares of Series A Preferred Stock converted on the Automatic Conversion Date, into an aggregate of 8,506,818 shares of the Company common stock (the “Conversion Shares”) in a ratio of 0.5-for-1.

Additionally, on February 27, 2026, the Company, after approval of the Board of Directors and the stockholders, filed a Second Amended and Restated Certificate of Formation of the Company, which among other things, terminated the designation of the Series A Preferred Stock. As such, as of the date of this prospectus, we have no Series A Preferred Stock outstanding or designated.

4

Shareholder Agreement

At the closing of the Mergers, effective on October 31, 2025, the Company entered into a Shareholder Agreement with Century and North Peak (together, the “Juniper Shareholder”), and, for certain limited provisions, Dr. Simon G. Kukes, the then Executive Chairman of the Company and The SGK 2018 Revocable Trust (a trust which Dr. Kukes serves as trustee and beneficiary of). The agreement granted the Juniper Shareholder board nomination rights from the closing of the Mergers until the Automatic Conversion Date, including the ability to designate one board nominee and one non-voting observer. The agreement also provides for certain board appointment and other rights of the Juniper Shareholder following the Automatic Conversion Date. The Shareholder Agreement is discussed in greater detail below under “Description of Capital Stock—Shareholder Agreement”.

Registration Rights

Pursuant to the Shareholder Agreement, the Company agreed to use its commercially reasonable efforts to file a registration statement with the SEC within 45 days after the Automatic Conversion Date (i.e., before April 13, 2026), to cover the resale of all Conversion Shares and certain other shares of Company common stock beneficially owned by the shareholders party thereto and their affiliates, and to keep such registration continuously effective, including renewals and amendments, until the securities are no longer registrable and to permit resale pursuant to Rule 415 of the Securities Act. Additionally, each shareholder party thereto, its affiliates, and certain other related persons, may also request underwritten offerings of at least $10 million of registrable securities, with underwriters selected by the Company subject to majority holder consent of the holders of the registrable securities to be included in such registration statement. Holders participating in an underwritten offering must enter into customary agreements but are not required to make extensive representations beyond ownership, authority, and compliance with securities laws. The Company is not required to conduct more than three underwritten offerings in a 12-month period or within 180 days of a prior offering. The Company may also delay or suspend the filing, effectiveness, or use of a registration statement during limited “grace periods” if necessary, due to pending financings, transactions, possession of material non-public information, or compliance concerns, provided that such periods do not exceed 45 days individually, 60 days in total during any 12-month period and that there are not more than two grace periods every 12 months. The Shareholder Agreement also provided each shareholder party thereto, piggyback registration rights, allowing them to participate in underwritten offerings of Company common stock conducted by the Company or other holders. Inclusion is subject to underwriter approval, and if the underwriter advises the Company that the total amount of securities would adversely affect the success of the offering, priority will be given first to the Company’s securities in a primary offering, or to the holders’ securities in a secondary offering, with any remaining capacity allocated on a pro rata basis.

The Shareholder Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act, together with the rules and regulations promulgated thereunder.

The Shareholder Agreement became effective at the Closing and will terminate in accordance with its terms.

As discussed above, each PIPE Investor was provided the same registration rights as the Juniper Shareholder and Mr. Kukes pursuant to the Shareholder Agreement.

The registration statement of which this prospectus forms a part is the initial registration statement required to be filed pursuant to the Shareholder Agreement. Although the registration statement was not filed within 45 days of the Automatic Conversion Date, the Shareholder Agreement did not include any damage provisions for such failure.

5

Dr. Simon Kukes 2018/2019 Funding Transactions

On June 26, 2018, the Company borrowed $7.7 million from SK Energy LLC (“SK Energy”), which entity was owned and controlled by Dr. Simon Kukes, which amount was evidenced by a Promissory Note dated June 25, 2018, in the amount of $7.7 million (the “June 2018 Note”).

As part of the same transactions and as required conditions to closing the sale of the June 2018 Note, SK Energy entered into a Stock Purchase Agreement with Golden Globe Energy (US), LLC (“GGE”), the holder of our then outstanding 66,625 shares of Series A Convertible Preferred Stock (convertible pursuant to their terms into 333,125 shares of the Company’s common stock), pursuant to which on June 25, 2018, SK Energy purchased, for $100,000, all of the Series A Convertible Preferred Stock held by GGE.

As additional consideration for SK Energy agreeing to the terms of the June 2018 Note, the Company issued SK Energy 30,000 shares of common stock.

On July 3, 2018, SK Energy, the then holder of all of the 66,625 outstanding shares of Series A Convertible Preferred Stock, converted such shares, pursuant to their terms, into 333,125 shares of the Company’s common stock.

In July 2018, Dr. Kukes was appointed as a member of the Board of Directors of the Company and as Chief Executive Officer of the Company.

On October 25, 2018, the Company and SK Energy agreed to convert an aggregate of $163,757 of interest accrued under the June 2018 Note from its effective date through September 30, 2018 (the “Accrued Interest”) into shares of common stock, and the Company issued an aggregate of 3,756 shares of common stock to SK Energy upon conversion of the Accrued Interest on that date.

On February 15, 2019, the Company and SK Energy, entered into a First Amendment to Convertible Promissory Notes (the “Amendment”) which amended (i) a Convertible Promissory Note, in the principal amount of $22,000,000, issued by the Company to SK Energy on August 1, 2018 (the “August 2018 Note”) and certain other Convertible Promissory Notes totaling $1,600,000 sold by the Company on August 1, 2018 (the “Other Notes”), (ii) a Convertible Promissory Note, in the principal amount of $7,000,000, issued by the Company to SK Energy on October 25, 2018 (the “October 2018 Note”), and (iii) a Convertible Promissory Note, in the principal amount of $15,000,000, issued by the Company to SK Energy on January 11, 2019 (the “January 2019 Note,” and together with the August 2018 Note and the October 2018 Note, the “SK Convertible Notes”). Pursuant to the Amendment, each of the SK Convertible Notes and each of the Other Notes was amended to remove a conversion limitation that previously prevented SK Energy from converting any portion of the SK Convertible Notes (or Other Notes) into common stock of the Company if such conversion would have resulted in SK Energy beneficially owning (as such term is defined in the Exchange Act) more than 49.9% of the Company’s outstanding shares of common stock.

Immediately following the entry into the Amendment, on February 15, 2019, SK Energy elected to convert (i) all $15,000,000 of the outstanding principal and all $125,729 of accrued interest under the January 2019 Note into 504,191 shares of restricted common stock of the Company, and (ii) all $7,000,000 of the outstanding principal and all $186,776 of accrued interest under the October 2018 Note into 200,748 shares of restricted common stock of the Company.

On March 1, 2019, the Company and SK Energy entered into an amendment to promissory note (the “Second Amendment”) which amended the June 2018 Note to provide SK Energy the right, at any time, at its option, to convert the principal and interest owed under such June 2018 Note, into shares of common stock, at a conversion price of $42.60 per share.

In addition, on March 1, 2019, the holders of $1,500,000 of Other Notes sold their Other Notes at face value plus accrued and unpaid interest through March 1, 2019 to SK Energy (the “August 2018 Note Sale”). Holders which sold their Other Notes pursuant to the August 2018 Note Sale to SK Energy include an executive officer of SK Energy ($200,000 in principal amount of Other Notes); a trust affiliated with John J. Scelfo, a then director of the Company ($500,000 in principal amount of Other Notes); an entity affiliated with Ivar Siem, a then director of the Company, and J. Douglas Schick the then President (current President, Chief Executive Officer and director) of the Company ($500,000 in principal amount of Other Notes); and Harold Douglas Evans, a then director of the Company ($200,000 in principal amount of Other Notes).

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Immediately following the effectiveness of the Second Amendment and August 2018 Note Sale, on March 1, 2019, SK Energy elected to convert all $31,300,000 of outstanding principal and an aggregate of $1,462,818 of accrued interest under the June 2018 Note and all $1,500,000 of the Other Notes then held by SK Energy into an aggregate of 766,613 shares of restricted common stock of the Company.

On May 21, 2019, the Company raised $14,999,998 through the sale of 340,909 shares of restricted Company common stock at a price of $44.00 per share to SK Energy, pursuant to a Common Stock Subscription Agreement, dated May 21, 2019.

On September 17, 2019, the Company raised an additional $13 million through the sale of 410,224 shares of restricted Company common stock at a price of $31.69 per share to SK Energy, pursuant to a Common Stock Subscription Agreement, dated September 17, 2019.

On October 3, 2022, 2,589,566 shares of common stock of the Company then held by SK Energy were transferred to The SGK 2018 Revocable Trust (“SGK Trust”), for no consideration (the “Transfer”). SK Energy is beneficially owned by Dr. Simon Kukes and SGK Trust is a family trust of which Dr. Kukes is the trustee and beneficiary, and as such, Kukes is the beneficial owner of the shares held by SGK Trust, and there was no change in beneficial ownership of the shares in connection with the Transfer.

Corporate Information

Our principal executive offices are located at 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079. Our telephone number is (713) 221-1768. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website at https://www.pedevco.com/sec-filings. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 9 of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2025, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each incorporated by reference herein – see “Incorporation of Certain Documents By Reference”.

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THE OFFERING

Securities to be Offered by the Selling Stockholders	Up to 11,040,909 shares of our common stock.

Terms of the Offering:	The selling stockholders will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Common Stock Outstanding Prior to this Offering	13,292,013 shares of our common stock

Use of Proceeds

All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus. See the section entitled “Use of Proceeds” in this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. You should read the section entitled “Risk Factors” in this prospectus for a discussion of the risk factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American Symbol	PED

The number of shares of our common stock shown as issued and outstanding in the table above is based on 13,292,013 shares of our common stock outstanding as of August 24, 2026 and excludes as of such date:

●	88,200 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $18.72 per share;
●	128,200 shares of common stock issuable upon the vesting of outstanding restricted stock unit awards;
●	50,440 shares of common stock issuable upon the vesting of performance-based restricted stock unit awards; and
●	90,897 additional shares of our common stock reserved for future issuance under our equity incentive plans.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q (if any), which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Sales of our common stock registered for resale by the selling stockholders pursuant to this prospectus or the perception of such sales in the public market or otherwise could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could reduce the prevailing market price of shares of our common stock and increase the volatility of our share price. These sales, or the possibility that these sales may occur, also might make it more difficult for us:

(i) to sell equity securities in the future at a time and at a price that we deem appropriate; and

(ii) to comply with the NYSE listing standards with regard to the minimum bid price of our common stock.

Resales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

The shares of common stock being offered for resale pursuant to this prospectus by the selling stockholders represent approximately 83.1% of the outstanding shares of common stock as of August 24, 2026. After the registration statement, of which this prospectus is a part, is effective and until such time that it is no longer effective, the registration statement registering the shares will permit the resale of these shares. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time.

If shares are sold in the public market, such sales of our common stock could have the effect of depressing the market price for our common stock. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

•	our business strategy;
•	our reserves;
•	our technology;
•	our cash flows and liquidity;
•	our financial strategy, budget, projections and operating results;
•	oil and natural gas realized prices;
•	timing and amount of future production of oil and natural gas;
•	the availability of oil field labor;
•	the amount, nature and timing of capital expenditures, including future exploration and development costs;
•	drilling of wells;
•	government regulation and taxation of the oil and natural gas industry;
•	changes in, and interpretations and enforcement of, environmental and other laws and other political and regulatory developments, including in particular additional permit scrutiny in Colorado;
•	exploitation projects or property acquisitions;
•	costs of exploiting and developing our properties and conducting other operations;
•

general economic conditions in the United States and around the world, including the effect of regional or global health pandemics (such as, for example, the 2019 coronavirus (“COVID-19”)), recent changes in inflation and interest rates, and risks of recessions, including as a result thereof;

•	competition in the oil and natural gas industry;
•	effectiveness of our risk management activities;
•	environmental liabilities;
•	counterparty credit risk;
•	developments in oil-producing and natural gas-producing countries;
•

political conditions in or affecting oil, natural gas liquids (NGLs) and natural gas producing regions and/or pipelines, including in Eastern Europe, the Middle East and South America, for example, as experienced with the Russian invasion of the Ukraine in February 2022 and the current conflict in Iran, which conflicts are ongoing;

•	our future operating results;
•	the benefits of our recent acquisitions (discussed below) and future acquisition transactions;
•	our estimated future reserves and the present value of such reserves;
•	our plans, objectives, expectations and intentions contained in this Annual Report that are not historical; and
•	those risks discussed under, or incorporated by reference in, “Risk Factors” above.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

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Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under, and incorporated by reference into, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders pursuant to the agreements discussed in greater detail above under “Prospectus Summary—Merger Agreement; —PIPE Offering; and — Dr. Simon Kukes 2018/2019 Funding Transactions”. We are registering the shares of common stock in order to permit the selling stockholders and any of their pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of August 24, 2026 (the “Date of Determination”). We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. To our knowledge, none of the selling stockholders are affiliated with a broker-dealer registered under the Exchange Act, except to the extent set forth in the footnotes below.

The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

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Neither the selling stockholders, nor any persons having control over the selling stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, except as set forth in the footnotes below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Our knowledge is based on information provided by the selling stockholders as of the Date of Determination.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the common stock being offered hereby pursuant to this prospectus.

Information about the selling stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.

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	Beneficial Ownership		Maximum		Beneficial Ownership
	Before Offering		Number of		After Offering(2)
	Number	Percentage	Shares		Number of	Percentage of
Name	of Shares(1)	of Shares	Offered(1)		Shares	Shares
American Resources Inc. (3)	22,727	*	22,727	(a)	—	—
Andrea Polasek (4)^	798	*	798	(b)	—	—
Arvind Krishna #^	12,548	*	3,636	(a)	8,912	*
Boomtown Oil II, LLC (5)	7,730	*	7,730	(b)	—	—
Dalene J. Ruby (4)^	2,396	*	2,396	(b)	—	—
J PED, LLC (6)	1,691,216	12.7%	1,686,364	(c)	4,852	*
Jessica A. Brocato (4)^	4,792	*	4,792	(b)	—	—
Jody D. Crook (7) #^	36,916	*	2,273	(a)	34,643	*
Juniper Capital II PED Holdings, LLC (6)	1,606,738	12.1%	1,602,127	(d)	4,611	*
Juniper Capital III PED Holdings, LLC (6)	3,140,969	23.6%	3,131,955	(d)	9,014	*
Kandi Lynn Ossa (4)^	3,195	*	3,195	(b)	—	—
Lauri M. Stanfield (4)^	798	*	798	(b)	—	—
Nolan J. Olson (4) #^	15,053	*	15,053	(b)	—	—
North Peak Partners PED Holdings, LLC (6)	303,272	2.3%	302,403	(d)	869	*
NPR Partners PED Holdings, LLC (6)	119,369	*	119,028	(d)	341	*
Reagan T. Dukes (8) #^	56,695	*	56,695	(e)	—	—
Robert J. Long (9) #^	46,909	*	46,909	(f)	—	—
Russell W. Wilcox (4)^	3,195	*	3,195	(b)	—	—
Ryan Leachman (10)	37,564	*	37,564	(g)	—	—
The SGK 2018 Revocable Trust (11)	4,396,720	33.1%	3,990,473	(h)	406,247	3.1%
William Henry Popejoy #^	798	*	798	(b)	—	—
			11,040,909

*Less than 1%.

#  The amounts shown above do not include restricted stock units which do not vest, if at all, within 60 days of the Date of Determination.

^ Current Company employee.

(1)	Applicable percentage ownership is based on 13,292,013 shares of our common stock outstanding as of the Date of Determination.
(2)

Represents the amount of shares that will be held by each Selling Stockholder after completion of this offering based on the assumptions that (a) all common stock registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) no other shares of common stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3)

American Resources, Inc., is an entity owned and controlled by Mr. J. Douglas Schick, the Company's Chief Executive Officer (since January 2025), President (since August 2018) and Director (since January 2025). Ownership in the table above does not include any securities held by Mr. Schick personally which are not owned by American Resources, Inc.

(4)

Currently an employee of the Company. Previously was employed by Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by the Company in October 2025 pursuant to the Mergers.

(5)

The shares held by Boomtown Oil II, LLC are beneficially owned by Sean Fitzgerald and Sara Konstantine, its Managers. Shares received from certain affiliates of Juniper pursuant to a pre-existing agreement with such affiliates.

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(6)	Juniper Capital II PED Holdings, LLC, is wholly owned by Juniper Capital II, L.P. (“Fund II”); Juniper Capital III PED Holdings, LLC, is wholly owned by Juniper Capital III, L.P. (“Fund III”); NPR Partners PED Holdings, LLC, is wholly owned by Juniper NPR Partners, L.P. (“NPR Partners”); North Peak Partners PED Holdings, LLC, is wholly owned by Juniper North Peak Partners, L.P. (“North Peak Partners”); and J PED, LLC, is wholly owned by Juniper Capital IV, L.P. (“Fund IV”). The general partner of Fund II and NPR Partners, Juniper Capital II GP, L.P., has shared voting and dispositive power with respect to 1,726,107 shares of Company common stock; the general partner of Fund III, Juniper Capital III GP, L.P., has shared voting and dispositive power with respect to 3,140,969 shares of Company common stock; the general partner of North Peak Partners, Juniper North Peak Partners GP, L.P., has shared voting and dispositive power with respect to 303,272 shares of Company common stock; and the general partner of Fund IV, Juniper Capital IV GP, L.P., has shared voting and dispositive power with respect to 1,691,216 shares of Company common stock. Mr. Edward Geiser, a member of the Company’s Board of Directors, is the indirect, sole owner of the general partner of each of Fund II, Fund III, NPR Partners, North Peak Partners, and Fund IV, and has shared voting and dispositive power with respect to the 6,861,564 shares of the Company common stock collectively held for the benefit of Fund II, Fund III, NPR Partners, North Peak Partners and Fund IV. Mr. Geiser disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Mr. Geiser, as control person of the Juniper Shareholder, also has certain board nomination rights pursuant to the Shareholder Agreement (discussed in greater detail under “Description of Capital Stock—Shareholder Agreement”). The day-to-day operations of each of Fund II, NPR Partners, Fund III and North Peak Partners are managed by Juniper Capital Advisors, L.P. (“JCA”), and the day-to-day operations of Fund IV are managed by Juniper Capital Investment Management, L.P. (“JCIM”), in each case pursuant to one or more management agreements. Each of JCA and JCIM is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, and each is controlled by its general partner, Juniper Capital Advisors GP, LLC, of which Mr. Geiser is the sole member.
(7)	Jody D. Crook has served as the Chief Commercial Officer of the Company in December 2024.
(8)	Mr. Dukes has served as the Chief Operating Officer of the Company since October 2025, previously serving from October 2019 to May 2021, as Chief Financial Officer, and from June 2021 to October 2025, as the Chief Executive Officer, of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by the Company in October 2025 pursuant to the Mergers.
(9)	Mr. Long as served as the Chief Financial Officer of the Company since October 2025, and previously served from February 2022 to October 2025, as the Chief Financial Officer of Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by the Company in October 2025 pursuant to the Mergers.
(10)	Former employee of the Company. Previously was employed by Century Natural Resources, LLC, a privately held Houston, Texas-based oil and gas exploration and production company that previously managed the assets acquired by the Company in October 2025 pursuant to the Mergers.
(11)	The Trustee and beneficiary of The SGK 2018 Revocable Trust is Dr. Simon Kukes, who prior to the Mergers had over 51% voting control over the Company, and who served as Chief Executive Officer of the Company from July 2018 to January 2025, as a director of the Company from July 2018 to October 2025, and as Executive Chairman of the Board of Directors from January 2025 to October 2025, when he resigned from the Board of Directors.

(a)

Represents shares of common stock issued upon the automatic conversion of shares of Series A Preferred Stock acquired directly from the Company pursuant to the PIPE Offering described in greater detail under “Prospectus Summary—Our Company—PIPE Offering”.

(b)	Shares received from certain affiliates of Juniper pursuant to a pre-existing agreement with such affiliates.
(c)	Represents shares of common stock issued upon the automatic conversion of shares of Series A Preferred Stock acquired directly from the Company pursuant to the PIPE Offering described in greater detail under “Prospectus Summary—Our Company—PIPE Offering”.
(d)	Represents shares of common stock issued upon the automatic conversion of shares of Series A Preferred Stock acquired directly from the Company pursuant to the Merger Agreement described in greater detail under “Prospectus Summary—Our Company—Merger Agreement”.
(e)

Includes (x) 4,773 shares of common stock issued upon conversion of Series A Preferred Shares acquired directly from the Company in the PIPE Offering described in greater detail under “Prospectus Summary—Our Company—PIPE Offering,” and (y) 51,922 shares of common stock received from certain affiliates of Juniper pursuant to a pre-existing agreement with such affiliates.

(f)

Includes (x) 4,773 shares of common stock issued upon conversion of Series A Preferred Shares acquired directly from the Company in the PIPE Offering described in greater detail under “Prospectus Summary—Our Company—PIPE Offering,” and (y) 42,136 shares of common stock received from certain affiliates of Juniper pursuant to a pre-existing agreement with such affiliates.

(g)

Includes (x) 1,818 shares of common stock issued upon conversion of Series A Preferred Shares acquired directly from the Company in the PIPE Offering described in greater detail under “Prospectus Summary—Our Company—PIPE Offering,” and (y) 35,746 shares of common stock received from certain affiliates of Juniper pursuant to a pre-existing agreement with such affiliates.

(h)

Includes 1,400,907 shares of common stock issued upon conversion of Series A Preferred Shares acquired directly from the Company as part of the PIPE Offering and 2,589,566 shares of common stock acquired by affiliates of The SGK Revocable Trust between 2018 and 2019, as discussed in greater detail above under “Prospectus Summary—Our Company—Dr. Simon Kukes 2018/2019 Funding Transactions”.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain of the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with certain of the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date all such applicable registrable securities have been sold pursuant to an effective registration statement, (ii) the date all such applicable registrable securities have been sold without restriction under Rule 144, (iii) the date all such applicable registrable securities have been sold or disposed of in a private transaction; (iv) the date all such applicable registrable securities are no longer outstanding; or (v) the date all such applicable registrable securities may be sold without restriction under Rule 144.

16

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and is qualified in its entirety by reference to our Certificate of Formation, as amended and restated (“Certificate of Formation”) and our Bylaws, as amended and restated (“Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and by applicable law.

Authorized Capitalization

The total number of authorized shares of our common stock is 300,000,000 shares, $0.001 par value per share.

The total number of “blank check” authorized shares of our preferred stock is 100,000,000 shares, $0.001 par value per share.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Texas law, our Certificate of Formation or Bylaws. Subject to the terms of the Shareholder Agreement (discussed below), so long as that remains in place, the election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on the NYSE American under the symbol “PED”.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

17

Business Combinations under Texas Law

A number of provisions of Texas law, our Certificate of Formation and Bylaws could make it more difficult for the acquisition of our company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have more than 100 record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●

the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●

a business combination of a corporation with its wholly-owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Certificate of Formation, nor our Bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving our company, even if that event would be beneficial to our shareholders.

18

Anti-Takeover Provisions of Our Charter Documents

Our Certificate of Formation and Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

●

Special Meetings of Stockholders — Our Bylaws provide that special meetings of the stockholders may only be called by our Chairman, our President, or upon written notice to our board of directors by our stockholders holding not less than 30% of our outstanding voting capital stock.

●	Amendment of Bylaws — Our Bylaws may be amended by our Board of Directors alone.

●

Advance Notice Procedures — Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a Board of Directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

●	No cumulative voting — Our Certificate of Formation and Bylaws do not include a provision for cumulative voting in the election of directors.

●

Vacancies — Our Bylaws provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders, except as discussed below in connection with the Shareholder Agreement (discussed below).

●

Preferred Stock — Our Certificate of Formation allows us to issue up to 100,000,000 shares of preferred stock. The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

●

Authorized but Unissued Shares — Our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

●

Number of Directors. The number of members of the Board of Directors shall never be less than one and so long as the Shareholder Agreement (discussed below) is in effect the number of directors of the Corporation may not be changed, whether by amendment to the Bylaws of the Corporation or otherwise, if doing so would violate any covenant of the Corporation in the Shareholder Agreement. Additionally, the Bylaws provide that the number of directors shall be five (5), provided that the Board of Directors may, pursuant to a resolution adopted by a majority of the Board, fix a greater number of directors from time to time; provided that, so long as the Shareholder Agreement is in effect, and as of the date of any proposed increase in the number of directors, the Company is in compliance with the Shareholder Agreement.

●	Chairman of the Board of Directors. Subject to the terms of the Shareholder Agreement, the directors may from time to time elect from their number a Chairman of the Board of Directors.

●

Quorum. A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board of Directors; provided, that, for so long as a Juniper Director (defined below) that is not an independent director serves on the Board of Directors, at least one such Juniper Director must be present at such meeting to constitute a quorum.

●

Selection of Committee Members. Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board of Directors; provided that, so long as the Shareholder Agreement is in effect, the Board of Directors may not designate a committee or its members in a manner that would violate any covenant of the Company in the Shareholder Agreement.

19

Shareholder Agreement

On October 31, 2025, the Company entered into a Shareholder Agreement with (a) Century and (b) North Peak, and solely for purposes of certain limited provisions of the Shareholder Agreement, Dr. Simon G. Kukes, the then Executive Chairman of the Company and The SGK 2018 Revocable Trust, which is a family trust of which Dr. Kukes serves as trustee and beneficiary (the “Shareholder Agreement Shareholders”).

Board Nomination Rights

The Shareholder Agreement provides that the Board of Directors (the “Board”) will consist of six directors or such other number as approved by the Board in accordance with the organizational documents of the Company and the Shareholder Agreement and be constituted as follows:

(i)	three Directors nominated by the Juniper Shareholder (each, a “Juniper Director” and together, the “Juniper Directors”), which must include at least one independent director;

(ii)	two Directors, as nominated by the Corporate Governance and Nominating Committee of the Board (the “Governance Committee”), which must include at least one independent director; and

(iii)	one independent director mutually agreed in writing by the Juniper Shareholder and the Governance Committee (other than the Juniper Directors then-serving on the Governance Committee).

The right of the Juniper Shareholder to nominate Juniper Directors pursuant to the Shareholder Agreement will depend on its, together with its affiliates’, ownership of 6,861,564 shares of Company common stock issued to the Juniper Shareholder and its affiliates on February 27, 2026, on the applicable date of determination, as measured relative to a total of 13,300,815 shares of common stock issued and outstanding on February 27, 2026 (“Juniper Beneficial Ownership”), as follows: if Juniper Beneficial Ownership is 50% or more, the Juniper Shareholder may nominate three Juniper Directors, including one which must be an independent director; if Juniper Beneficial Ownership is between 30% and 49.9%, the Juniper Shareholder may nominate two Juniper Directors; if Juniper Beneficial Ownership is between 10% and 29.9%, the Juniper Shareholder may nominate one Juniper Director; and if Juniper Beneficial Ownership is less than 10%, the Juniper Shareholder loses the right to nominate any Juniper Directors.

The nomination of such Juniper Directors is subject to such persons not being prohibited from serving as a member of the Board. In the event any Juniper Director ceases serving as a member of the Board for any reason, the Juniper Shareholder has the right to designate a replacement, and subject to certain customary exceptions, the Board is required to take all reasonable actions within its control to appoint such replacement person as a member of the Board of the Company to fill such vacancy. The Juniper Shareholder also has the right to remove any Juniper Director at any time for any reason.

20

The Board is prohibited from increasing or decreasing the number of members of the Board without the affirmative vote of a majority of the independent directors then on the Board that are not Juniper Directors, and the written consent of the Juniper Shareholder.

Each Juniper Director nominee must, in the good faith determination of the Board or the Governance Committee, (i) be suitable to serve on the Board in accordance with customary standards of suitability for directors of NYSE-listed companies; (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the Company’s common stock is listed or admitted to trading; and (iii) not be subject to any order, decree or judgment of any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange) prohibiting service as a director of any public company.

In addition, for so long as the Juniper Shareholder is entitled to designate at least one Juniper Director, the Shareholder Agreement provides that at least one Juniper Director shall serve as a member of each committee of the Board (other than the audit committee of the Board) and a Juniper Director shall be designated as the chairperson of the Compensation Committee and the Governance Committee, subject to certain limited exceptions.

The Shareholder Agreement included additional registration and other rights which are set forth above under “Prospectus Summary—Our Company—Registration Rights”.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC., Bellaire, Texas.

EXPERTS

The consolidated financial statements of PEDEVCO Corp. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference into this prospectus and the Registration Statement of which this prospectus forms a part, have been so incorporated in reliance upon the report of Weaver and Tidwell, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of North Peak Oil and Gas as of December 31, 2024 and 2023 and for the years then ended and the related notes, are incorporated into this prospectus by reference from the Current Report on Form 8-K/A (Amendment No. 2) of the Company filed with the SEC on January 9, 2026, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated into this prospectus and the Registration Statement of which this prospectus forms a part, in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The information incorporated by reference into this prospectus regarding PEDEVCO’s estimated quantities of total proved reserves and the future net revenues from those reserves as of December 31, 2025 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., PEDEVCO’s independent petroleum engineers. These estimates are incorporated by reference into this prospectus and the Registration Statement of which this prospectus forms a part, in reliance upon the authority of such firm as an expert in these matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

21

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through our website at https://www.pedevco.com/sec-filings. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026 (File No. 001-35922);

(b)

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 14, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on August 13, 2026 (File No. 001-35922);

(c)

Our Definitive Proxy Statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), filed with the Commission on July 15, 2026, as supplemented by Supplement No. 1 thereto filed with the Commission on July 24, 2026 (File No. 001-35922);

(d)

Our Current Reports on Form 8-K and Form 8-K/A, as applicable (other than information furnished rather than filed) filed with the Commission on November 3, 2025, December 23, 2025, January 9, 2026, January 9, 2026, January 30, 2026, February 5, 2026, February 25, 2026, March 3, 2026, March 3, 2026, March 13, 2026, May 8, 2026, May 20, 2026, June 24, 2026, June 29, 2026, July 17, 2026, July 24, 2026 and August 25, 2026 (File No. 001-35922); and

22

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35922), including any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

PEDEVCO Corp.

Attention: Corporate Secretary

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

Telephone (713) 221-1768.

The documents incorporated by reference may be accessed at our website at https://www.pedevco.com/sec-filings. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

23

11,040,909 Shares of Common Stock

PRELIMINARY PROSPECTUS

_______________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that have and will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the selling stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee:

Registration Fee Under the Securities Act of 1933	$20,538
Financial Printing and Miscellaneous Expenses (1)	$9,462
Accounting Fees and Expenses (1)	$20,000
Legal Fees and Expenses (1)	$40,000
Total	$90,000

(1)	Estimated.

Item 15. Indemnification of Directors and Officers

As authorized by Chapter 8 of the Texas Business Organizations Code, we may indemnify our officers and directors (and our former officers and directors) against expenses incurred by such persons in connection with any (A) threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; (B) an appeal of an action or proceeding described by (A); and (C) an inquiry or investigation that could lead to an action or proceeding described by (A), involving such persons in their capacities as officers and directors, if it is determined in accordance with the Texas Business Organizations Code that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Under Texas law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Our Second Amended and Restated Certificate of Formation provides that our directors are not personally liable to our shareholders or us for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying them against:

•	any breach of the director’s duty of loyalty to our shareholders or us;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

Our Certificate of Formation also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company under our Certificate of Formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

II-1

Item 16. Exhibits.

(a) Exhibits.

			Incorporated By Reference
Exhibit No.	Description	Filed or Furnished Herewith	Form	Exhibit	Filing Date/Period End Date	File Number
2.1#	Agreement and Plan of Merger, by and among PEDEVCO Corp., NP Merger Sub, LLC, COG Merger Sub, LLC, North Peak Oil & Gas, LLC, Century Oil and Gas Sub-Holdings, LLC, and, solely for the limited purposes set forth therein, North Peak Oil & Gas Holdings, LLC, dated as of October 31, 2025		8-K	2.1	11/3/2025	001-35922
2.2	First Amendment to Agreement and Plan of Merger, by and among PEDEVCO Corp., NP Merger Sub, LLC, COG Merger Sub, LLC, North Peak Oil & Gas, LLC, Century Oil and Gas Sub-Holdings, LLC, and, solely for the limited purposes set forth therein, North Peak Oil & Gas Holdings, LLC, dated as of October 31, 2025		10-Q	2.2	11/3/2025	001-35922
3.1	Amended and Restated Certificate of Formation and Designation by Blast Acquisition Corp. and Pacific Energy Development Corp.		8-K	3.1	8/2/2012	000-53725
3.2	Certificate of Amendment of Amended and Restated Certificate of Formation		8-K	3.1	4/23/2013	000-53725
3.3	Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock		8-K	3.1	2/24/2015	001-35922
3.4	Certificate of Amendment to Certificate of Formation (1-for-10 Reverse Stock Split of Common Stock)		8-K	3.1	3/27/2017	333-64122
3.5	Amendment to Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock filed with the Secretary of State of Texas on June 26, 2018		8-K	3.1	6/26/2018	001-35922
3.6	Second Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock filed with the Secretary of State of Texas on October 31, 2025		8-K	3.1	11/3/2025	001-35922
3.7	Second Amended and Restated Certificate of Formation of PEDEVCO Corp., filed with the Secretary of State of Texas on February 27, 2026		8-K	3.1	3/13/2026	001-35922
3.8	Certificate of Amendment to Second Amended and Restated Certificate of Formation, affecting a 1-for-20 Reverse Stock Split of the Outstanding Common Stock, filed with the Secretary of State of Texas on March 10, 2026		8-K	3.2	3/13/2026	001-35922
3.9	Amended and Restated Bylaws of PEDEVCO Corp. dated October 29, 2025		8-K	3.1	11/5/2025	001-35922
4.1	Description of Securities of the Registrant		10-K	4.1	3/31/2026	001-35922
4.2	Form of Common Stock Certificate for PEDEVCO CORP.		S-3	4.1	10/23/2013	333-191869
5.1*	Opinion of The Loev Law Firm, PC	X
10.1*	Form of Series A Convertible Preferred Stock Subscription Agreement (October 2025 PIPE Financing)	X
10.2	Shareholder Agreement, dated October 31, 2025, by and among PEDEVCO Corp., Century Oil and Gas Holdings, LLC, North Peak Oil & Gas Holdings, LLC, The SGK 2018 Revocable Trust		8-K	10.2	11/3/2025	001-35922
10.3	Form of Support Agreement dated October 31, 2025		8-K	10.3	11/3/2025	001-35922
23.1*	Consent of Weaver and Tidwell, L.L.P.*	X
23.2*	Consent of Whitley Penn LLP	X
23.3*	Consent of Cawley, Gillespie & Associates, Inc.*	X
23.4*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1).	X
		X
24.1*	Power of Attorney (included on signature page of this Registration Statement).	X
107*	Filing Fee Table	X

*	Filed herewith.
#

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

II-2

Item 17. Undertakings

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 25th day of August, 2026.

PEDEVCO Corp.

By:	/s/ J. Douglas Schick
Name:	J. Douglas Schick
Title:	President, Chief Executive Officer, and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Douglas Schick and Robert J. Long, and each of them, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and her and in his and her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Douglas Schick	President, Chief Executive Officer, and Director	August 25, 2026
J. Douglas Schick	(Principal Executive Officer)

/s/ Robert J. Long	Chief Financial Officer and Treasurer	August 25, 2026
Robert J. Long	(Principal Financial and Accounting Officer)

/s/ Josh Schmidt	Director	August 25, 2026
Josh Schmidt

/s/ John K. Howie	Director	August 25, 2026
John K. Howie

/s/ Martyn Willsher	Director	August 25, 2026
Martyn Willsher

/s/ Kristel Franklin	Director	August 25, 2026
Kristel Franklin

/s/ Edward Geiser	Director	August 25, 2026
Edward Geiser

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